Exhibit 24

                                  M/A-COM, INC.
                                Power of Attorney

KNOW ALL MEN BY THESE PRESENTS that each of the undersigned directors of M/A-COM, Inc., a Massachusetts corporation (the "Company"), hereby constitutes and appoints Thomas A. Vanderslice and Larry L. Mihalchik, and each of them, with full power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (until revoked in writing) to sign the Company's Annual Report on Form 10-K for the fiscal year ended October 1, 1994, and any and all amendments thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he might or could do in person, thereby ratifying and confirming all that said attorneys-in-fact and agents or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned has hereunto signed his name on the 30th day of November, 1994.

DANIEL J. FINK
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Daniel J. Fink

GEORGE N. HUTTON, JR.
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George N. Hutton, Jr.

ROBERT E. LABLANC
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Robert E. LaBlanc

JAMES D. MEINDL
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Dr. James D. Meindl

E. JAMES MORTON
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E. James Morton

RAYMOND F. PETTIT
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Raymond F. Pettit

WILLIAM F. POUNDS
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Dr. William F. Pounds

PAUL E. TSONGAS
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Hon. Paul E. Tsongas